UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2011

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-11263725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (317) 261-8261

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On May 27, 2011, The AES Corporation (“AES” or the “Company”) entered into a $1.05 billion credit agreement (the “Credit Agreement”), dated as of May 27, 2011, among The AES Corporation, as borrower, the banks listed therein (the “Banks”) and Bank of America, N.A., as administrative agent (the “Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book-runners, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as co-syndication agents and Barclays Capital, BNP Paribas, Credit Agricole CIB, Mitsubishi UFJ Securities, Scotia Capital and Union Bank, N.A., as Co-Managers. The Credit Agreement provides for borrowings in an aggregate principal amount of up to $1.05 billion (the “Facility”; and the loans thereunder, the “Loans”). The proceeds of the Facility will be used for general corporate purposes, including, but not limited to, at the borrower’s election the financing of a portion of the purchase price and related expenses in connection with the borrower’s contemplated acquisition of DPL Inc.

Borrowings under the Facility are subject to customary conditions to borrowing and will bear interest at a variable annual rate based on BBA LIBOR plus 3.25% or Base Rate plus 2.25%. The Facility will mature on the seventh anniversary of the closing date.

Subject to the following sentence, the Facility is voluntarily prepayable from time to time without premium or penalty. AES shall pay a prepayment premium in connection with any prepayment, repayment or amendment of the Loans with the proceeds of, or any conversion of the Loan into any new or replacement or amended tranche of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Loans, on or before the first anniversary of the closing date. Consistent with the terms of the Company’s existing revolver and term loan, the Facility is mandatorily prepayable with the net cash proceeds of certain dispositions of assets and upon the occurrence of a change of control.

The Credit Agreement also contains customary representations, covenants and events of default. Failure to meet the covenants beyond applicable grace periods could result in acceleration of the Loans and/or termination of the Facility.

The foregoing is a summary of certain terms of the Credit Agreement and is neither complete nor inclusive of all material terms. The foregoing summary of the Credit Agreement is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Exhibit Description

10.1	Credit Agreement dated as of May 27, 2011 among The AES Corporation, as borrower, the banks listed therein and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: June 1, 2011	By:	/s/ Victoria D. Harker
	Name:	Victoria D. Harker
	Title:	Executive Vice President and Chief Financial Officer